Exhibit 21
AMR CORPORATION
SUBSIDIARIES OF THE REGISTRANT
As of December 31, 2006
Subsidiary companies of the Registrant are listed below. With respect to the companies named, all voting securities are owned directly or indirectly by the Registrant, except where otherwise indicated.

State or
Sovereign Power
Name of Subsidiary	of Incorporation

Subsidiaries included in the Registrant’s consolidated financial statements

American Airlines, Inc.	Delaware
AA 2002 Class C Certificate Corporation	Delaware
AA 2002 Class D Certificate Corporation	Delaware
AA 2003-1 Class C Certificate Corporation	Delaware
AA 2003-1 Class D Certificate Corporation	Delaware
AA 2004-1 Class B Note Corporation	Delaware
AA 2005-1 Class C Note Corporation	Delaware
AA Real Estate Holding GP LLC	Delaware
AA Real Estate Holding LP	Delaware
Admirals Club, Inc. (Massachusetts only)	Massachusetts
AEROSAN S.A.*	Chile
AEROSAN Airport Services S.A.*	Chile
American Airlines de Mexico, S.A.	Mexico
American Airlines de Venezuela, S.A.	Venezuela
American Airlines Marketing Services LLC	Virginia
American Airlines Realty (NYC) Holdings, Inc.	New York
American Airlines Vacations LLC	Delaware
American Aviation Supply LLC	Delaware
Packcall Limited	United Kingdom
Reno Air, Inc.	Delaware
Texas Aero Engine Services, L.L.C, dba TAESL*	Delaware
American Beacon Advisors, Inc.	Delaware
American Private Equity Management, LLC	Delaware
Americas Ground Services, Inc.	Delaware
Aerodespachos Colombia, S.A. AERCOL S.A.	Colombia
Caribbean Dispatch Services, Ltd.	St. Lucia
Dispatch Services 93, S.A.	Venezuela
American Airlines, Division de Servicios Aeroportuarios (R.D.), S.A. (DSA)	Dominican Republic
International Ground Services, S.A. de C.V.	Mexico
Servicio de Despacho, S.A. (Panama Dispatch Services Inc.)	Panama
Peru Dispatch S.A.	Peru
AMR Eagle Holding Corporation	Delaware
American Eagle Airlines, Inc.	Delaware
AMR Leasing Corporation	Delaware
Business Express Airlines, Inc.	Delaware
Eagle Aviation Services, Inc.	Delaware
Executive Airlines, Inc.	Delaware
Avion Assurance Ltd.	Bermuda
PMA Investment Subsidiary, Inc.	Delaware
SC Investment, Inc.	Delaware

*	Entities with 50% or less ownership.